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                                                                   Exhibit 99.03

                                    FORM OF
                           RESTRICTED SHARES AGREEMENT
                           ---------------------------

     Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), has granted to _________ (the "Holder"), ________ of the Company's Common Shares, without par value (the "Restricted Shares"). The Restricted Shares are subject to the following provisions of this Agreement:

     ss.1. Vesting. The Restricted Shares will vest, in whole or in part, in accordance with the following schedule (each date, the applicable "Vesting Date"). If the Grantee is then serving as a director of the Company, the Restricted Shares shall vest as follows:

           Vesting Date                                No. of Shares
           ------------                                -------------

     ss.2. Purchase Price. The purchase price of the Restricted Shares is $-0-. The fair market value of the Restricted Shares is $_______ per share. The Restricted Shares will be issued in uncertificated form. The Restricted Shares will be held by the Company in an account for the benefit of the Holder until such shares have vested in accordance with Section 1 above. The Company will transfer the vested Restricted Shares to the Holder's account within a reasonable period of time after each Vesting Date.

     ss.3. Transferability. The Holder may transfer Restricted Shares prior to vesting, during his or her lifetime (i) to one or more members of such Holder's family, (ii) to one or more trusts for the benefit of one or more of such Holder's family, or (iii) to a partnership or partnerships of members of such Holder's family, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to the Restricted Shares. The Restricted Shares are also transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employment Retirement Income Security Act of 1974, as amended). The transferee of any Restricted Shares will be subject to all restrictions, terms, and conditions applicable to the Restricted Shares.

     ss.4. Shareholder Rights and Restrictions. Except with regard to the disposition of Restricted Shares, the Holder will generally have all rights of a shareholder with respect to the Restricted Shares from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares, subject to any restrictions in this Agreement or in the Plan.

     ss.5. Legend. The Grantee is aware that the Restricted Shares have not been registered under the Securities Act of 1933, as amended, nor have they been registered under any state


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securities law. The Grantee agrees to the imprinting of a legend on the certificate representing the Restricted Shares to the following effect:

          `THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITEIS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT, OR UNDER RELEVANT STATE SECURITIES LAWS, IS IN EFFECT AS TO THESE SECURITITES, OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE."

     ss.6. Dividends. All dividends payable on the Restricted Shares (whether or not vested) will be payable in cash.

     ss.7. Change in Control. Upon a Change in Control (as defined below) the Restricted Shares will automatically vest. A "Change in Control" for the purpose of this Agreement will be deemed to have occurred if, at any time:

                  (a) Any person or group of persons acting alone or together with any of its affiliates or associates, acquires legal or beneficial ownership interest, or voting rights, in twenty percent (20%) or more of the common voting stock of the Company;

                  (b) At any time during a period of 24 consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors of the Company unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period; or

                  (c) A record date is established for determining shareholders of the Company entitled to vote upon (i) a merger or consolidation of the Company with another real estate investment trust, partnership, corporation or other entity in which the Company is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) the dissolution of the Company.

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     ss.8. Deferral. If the Company has adopted a deferred compensation plan with respect to equity-based awards, the Holder may, in his or her sole discretion, elect to participate under that deferral plan, subject to the terms and conditions of that deferral plan.

     ss.9. Subject to the Plan. This Agreement is made and the Restricted Shares evidenced hereby are granted under and pursuant to, and they are expressly made subject to, all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.

     ss.10. Securities Law Compliance.

         (a) The Holder agrees that the Company may impose such restrictions on the Restricted Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Restricted Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

         (b) The Holder agrees that any Restricted Shares which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to the Restricted Shares has become effective so as to permit the sale or other disposition of the Restricted Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of the Restricted Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the Restricted Shares under the Securities Act of 1933, as amended.

         ss.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.


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         IN WITNESS WHEREOF, the parties have subscribed their names hereto.

                                    DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION, an Ohio corporation

                                    By:______________________________________

                                    Name: ___________________________________

                                    Title: __________________________________

DATE OF GRANT:

-----------

                             ACCEPTANCE OF AGREEMENT
                             -----------------------

         The Holder hereby:

         (a) Acknowledges that he/she has received a copy of the Plan and a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders;

         (b) Accepts this Agreement and the Restricted Shares granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;

         (c) Represents and warrants to the Company that he/she is acquiring the Restricted Shares for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

         (d) Agrees that no transfer of the Restricted Shares will be made unless the Restricted Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then effective registration which contemplates the proposed transfer or unless the Company has received the written opinion satisfactory to its legal counsel that the proposed transfer is exempt from such registration.

                                  ------------------------------------------
                                  Holder's Signature

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                                  Holder's Social Security Number